EXHIBIT 10.1
FIRST AMENDMENT dated as of December 23, 2021 (this “Amendment”), to the TERM CREDIT AGREEMENT dated as of March 27, 2021 (the “Credit Agreement”), among BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (the “Company”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Lenders have agreed to extend credit to the Company under the Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Company has requested that the Lenders agree to effect certain amendments to the Credit Agreement as set forth herein; and
WHEREAS, the parties hereto, which include each Lender as of the First Amendment Effective Date (as defined below), are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement (as amended hereby).
SECTION 2. Amendment of Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) as set forth in the blackline changed pages attached as Exhibit A hereto.
SECTION 3. Representations and Warranties. The Company represents and warrants to the Lenders that:
(a) This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) Before and after giving effect to this Amendment, the representations and warranties of the Company set forth the Credit Agreement and the other Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects on and as of the First Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were so true and correct as of such earlier date.
(c) As of the First Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of Company, the

Administrative Agent and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Administrative Agent shall notify the Company and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(c) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by fax, emailed pdf. or any other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by:
/s/ Edmund Reese
Name: Edmund Reese Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent,
by:
/s/ Ryan Zimmerman
Name: Ryan Zimmerman Title: Vice President

Name of Lender: BANK OF AMERICA, N.A.

Lender:
by:
/s/ Alexandra M. Knights
Name: Alexandra M. Knights Title: Vice President

        Name of Lender: WELLS FARGO BANK, N.A.

Lender:
by:
/s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger Title: Managing Director

Name of Lender: BNP PARIBAS SECURITIES CORP.

Lender:
by:
/s/ Michael Kowalczuk
Name: Michael Kowalczuk Title: Managing Director

For any Lender requiring a second signature line:
by:
/s/ Maria Mulic
Name: Maria Mulic Title: Managing Director

                Name of Lender: TD BANK, N.A.

Lender:
by:
/s/ Bernadette Collins
Name: Bernadette Collins Title: Senior Vice President

                Name of Lender: U.S. BANK NATIONAL ASSOCIATION

Lender:
by:
/S/ William R. Mandaro
Name: William R. Mandaro Title: SVP

Name of Lender: Truist Bank

Lender:
by:
/s/ Jim C. Wright
Name: Jim C. Wright Title: Vice President

Name of Lender: BANK OF CHINA, NEW YORK BRANCH

Lender:
by:
/s/ Raymond Qiao
Name: Raymond Qiao Title: Executive Vice President

Name of Lender: THE BANK OF NOVA SCOTIA

Lender:
by:
/s/ Khrystyna Manko
Name: Khrystyna Manko Title: Director

EXHIBIT A
TERM CREDIT AGREEMENT
dated as of
March 27, 2021,
among
BROADRIDGE FINANCIAL SOLUTIONS, INC.,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC. and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

TABLE OF CONTENTS
Page
ARTICLE I
Definitions
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    ~~33~~32
SECTION 1.03. Terms Generally    33
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Computations    ~~34~~33
SECTION 1.05. Currency Translation    ~~35~~34
SECTION 1.06. Interest Rates; LIBOR Notification    ~~35~~34
SECTION 1.07. Divisions    ~~36~~35
SECTION 1.08. Blocking Regulation    ~~36~~35
SECTION 1.09. Most Favored Nation Provision    ~~36~~35
SECTION 1.10. Effectuation of Transactions    ~~37~~36
ARTICLE II
The Credits
SECTION 2.01. Commitments    ~~37~~36
SECTION 2.02. Loans and Borrowings    ~~37~~36
SECTION 2.03. Requests for Borrowings     37
SECTION 2.04. [Reserved.]    38
SECTION 2.05. [Reserved.]    38
SECTION 2.06. [Reserved.]    38
SECTION 2.07. Funding of Borrowings     38
SECTION 2.08. Interest Elections    ~~39~~38
SECTION 2.09. Termination or Reduction of Commitments    40
SECTION 2.10. [Reserved]    41
SECTION 2.11. Repayment of Loans; Evidence of Debt    41
SECTION 2.12. Prepayment of Loans    41
SECTION 2.13. Fees    42
SECTION ~~2.13. Fees    43~~
~~SECTION~~ 2.14. Interest    ~~44~~43
SECTION 2.15. Alternate Rate of Interest    44
SECTION 2.16. Increased Costs    ~~47~~46
SECTION 2.17. Break Funding Payments    ~~48~~47
SECTION 2.18. Taxes    48
SECTION 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs    52
SECTION 2.20. Mitigation Obligations; Replacement of Lenders    ~~54~~53
SECTION 2.21. Defaulting Lenders    ~~55~~54

ii
ARTICLE III
Representations and Warranties
SECTION 3.01. Organization; Powers    ~~56~~55
SECTION 3.02. Authorization; Enforceability    ~~56~~55
SECTION 3.03. Governmental Approvals; No Conflicts    ~~56~~55
SECTION 3.04. Financial Condition; No Material Adverse Change    ~~56~~55
SECTION 3.05. Properties    ~~57~~56
SECTION 3.06. Litigation and Environmental Matters    ~~57~~56
SECTION 3.07. Compliance with Laws and Agreements    ~~57~~56
SECTION 3.08. Federal Reserve Regulations    ~~58~~57
SECTION 3.09. Anti-Corruption Laws and Sanctions    ~~58~~57
SECTION 3.10. Investment Company Status    ~~58~~57
SECTION 3.11. Taxes    ~~58~~57
SECTION 3.12. ERISA    ~~59~~57
SECTION 3.13. Disclosure    ~~59~~58
ARTICLE IV
Conditions
SECTION 4.01. Effective Date    ~~59~~58
SECTION 4.02. Funding Date    ~~60~~59
SECTION 4.03. Certain Funds Period    ~~62~~61

ARTICLE V
Affirmative Covenants
SECTION 5.01. Financial Statements and Other Information    ~~63~~61
SECTION 5.02. Notices of Material Events    ~~64~~63
SECTION 5.03. Existence; Conduct of Business    ~~65~~63
SECTION 5.04. Payment of Taxes    ~~65~~63
SECTION 5.05. Maintenance of Properties    ~~65~~64
SECTION 5.06. Books and Records; Inspection Rights    ~~65~~64
SECTION 5.07. Compliance with Laws    ~~66~~64
SECTION 5.08. Use of Proceeds    ~~66~~64
SECTION 5.09. Margin Stock    ~~66~~65

iii
ARTICLE VI
Negative Covenants
SECTION 6.01. Liens    ~~67~~65
SECTION 6.02. Subsidiary Indebtedness    ~~68~~67
SECTION 6.03. Sale and Leaseback Transactions    ~~70~~68
SECTION 6.04. Fundamental Changes    ~~70~~69
SECTION 6.05. Restrictive Agreements    ~~71~~69
SECTION 6.06. Transactions with Affiliates    ~~71~~70
SECTION 6.07. Leverage Ratio    ~~72~~70
ARTICLE VII
Events of Default
ARTICLE VIII
The Administrative Agent

ARTICLE IX
Miscellaneous
SECTION 9.01. Notices    ~~82~~81
SECTION 9.02. Waivers; Amendments    ~~84~~82
SECTION 9.03. Expenses; Indemnity; Limitation of Liability    ~~86~~84
SECTION 9.04. Successors and Assigns    ~~87~~85
SECTION 9.05. Survival    ~~90~~89
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution    ~~91~~89
SECTION 9.07. Severability    ~~92~~90
SECTION 9.08. Right of Set-Off    ~~92~~91
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    ~~92~~91
SECTION 9.10. WAIVER OF JURY TRIAL    ~~93~~92
SECTION 9.11. Headings    ~~93~~92
SECTION 9.12. Confidentiality; Non-Public Information    ~~93~~92
SECTION 9.13. Interest Rate Limitation    ~~95~~93
SECTION 9.14. Certain Notices    ~~95~~93
SECTION 9.15. No Fiduciary Relationship    ~~95~~94
SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    ~~96~~94

“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning set forth in Section 9.12(a).
“Interest Election Request” means a request by or on behalf of the Company to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the date that is one week thereafter or on the numerically corresponding day in the calendar month that is one, three or, other than in the case of a Tranche 1 Borrowing, six months thereafter (or, if agreed upon by all of the Lenders participating in such Borrowing, any other period thereafter), as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, solely in the case of a LIBOR Borrowing with an Interest Period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a LIBOR Borrowing of one month or longer that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any LIBOR Borrowing for any Interest Period or clause (c) of the definition of the term “Alternate Base Rate”, a rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the Screen Rate for the longest period for which a Screen Rate is available (which longest period, for the avoidance of doubt, need not itself be an Interest Period) that is shorter than the applicable ~~period~~Interest Period and (b) the Screen Rate for the shortest period for which a Screen Rate is available (which shortest period, for the avoidance of doubt, need not itself be an Interest Period) that is longer than the applicable ~~period~~Interest Period, in each case, as of the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” means, in respect of the LIBO Rate for any Interest Period, or in respect of any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (a) if no Screen Rate shall be available for a particular period at such time (including, for the avoidance of doubt and without limitation, as a result of the permanent cessation of publication of the one-week US Dollar London interbank offered rate setting) but Screen Rates shall be available for periods both longer and shorter than such period at such time, then the Screen Rate for such period shall be the Interpolated Screen Rate as of such time and (b) notwithstanding the foregoing, if the Screen Rate, determined as provided above, would otherwise be less than 0.00%, then the Screen Rate shall be deemed to be 0.00%for all purposes.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the United States Securities Exchange Act of 1933, as amended.
“SIPC” means the Securities Investor Protection Corporation.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Specified Permitted Lender” means (a) any Lender and (b) any Person that is a Lender under, and as defined in, the Revolving Credit Agreement as of the Effective Date.

“Specified Provision” has the meaning set forth in Section 1.08.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, in each case, other than the tenor of one week, and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(vi) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate and such component shall be deemed to be zero.
SECTION 2.16. Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)impose on any Lender or the London interbank market any other condition (other than with respect to Taxes) affecting this Agreement or Loans made by any Lender; or
(i)subject any Lender to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.
(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such transactions or communications. The Administrative Agent, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries or other Affiliates, and none of the Administrative Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Subsidiaries or other Affiliates. To the fullest extent permitted by law, the Company hereby agrees not to assert any claims against the Administrative Agent, the Lenders or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each such party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(i)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
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